Exhibit 10.1

AMENDMENT NO. 2, CONSENT AND LIMITED WAIVER TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement (this "Amendment") dated as of June 30, 2008 is made by and among COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (the "Borrower"), COVENANT TRANSPORTATION GROUP, INC. (formerly known as Covenant Transport, Inc.), a Nevada corporation and the owner of 100% of the issued and outstanding common stock of the Borrower (the "Parent"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), each of the Lenders signatory hereto and each of the Subsidiary Guarantors (as defined below) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of December 21, 2006, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated August 28, 2007 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; the capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower various revolving credit facilities, including a letter of credit facility and a swing line facility;

WHEREAS, the Parent has entered into the Parent Guaranty and certain Subsidiaries of the Parent, including, without limitation, CTG Leasing Company, a Nevada corporation ("CTGL"), Southern Refrigerated Transport, Inc., an Arkansas corporation ("SRT"), and Star Transportation, Inc., a Tennessee corporation ("Star"; and together with CTGL and SRT, the "Daimler Finance Subs") (each a "Subsidiary Guarantor" and together the "Subsidiary Guarantors") have entered into a Subsidiary Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents, and the Parent, the Borrower and the Subsidiary Guarantors have entered into various of the Security Instruments to secure their respective obligations and liabilities with respect to the Loans and the Loan Documents;

WHEREAS, the Borrower has advised the Administrative Agent that for the Four-Quarter Period ending June 30, 2008, it will not be in compliance with the Consolidated Leverage Ratio as required by Section 7.01(b) of the Credit Agreement (the "Leverage Non-Compliance");

WHEREAS, the Borrower and the Parent have advised the Administrative Agent that they (together with the Daimler Finance Subs) desire to enter into a new equipment financing facility in an amount up to $200,000,000 with Daimler Truck Financial (the "Daimler Financing"), which will be used to (i) refinance the existing outstanding Revolving Loans, (ii) reduce each Lender's Commitment, and (iii) cash collateralize the issued and outstanding Letters of Credit;

WHEREAS, in connection with the proposed Daimler Financing, the Borrower and the Parent hereby request (i) the Lenders consent to the Daimler Financing, (ii) a reduction in the Aggregate Commitments under the Credit Agreement, and (iii) the release of the Agent's Liens on certain Collateral to be pledged under the Daimler Financing; and

WHEREAS, the Borrower and the Parent have requested certain waivers, consents and amendments under and to certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders signatory hereto are willing to effect such waivers, consents and amendments, in each case as set forth below pursuant to the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)           The existing definition of "Aggregate Commitments" in Section 1.02 is amended by deleting "$200,000,000" from the second line and inserting "$81,000,000" in lieu thereof.

(b)           The existing definition of "Borrowing Base" in Section 1.02 is deleted in its entirety and the following is inserted in lieu thereof:

" 'Borrowing Base' means, in each case determined at the end of each month and certified by the Borrower and the Parent in a Borrowing Base Certificate, the difference of (i) 85% of the net orderly liquidation value of any Eligible Revenue Equipment as determined under the Taylor Martin Appraisal, plus (ii) 70% of the net book value of any Eligible Revenue Equipment that is not valued in the Taylor Martin Appraisal, plus (iii) the balance in the Cash Collateral Account, less (iv) the sum of (x) all unsecured Indebtedness permitted pursuant to Sections 7.04(h) and (i), (y) any other unsecured Indebtedness which is not permitted as of the Closing Date but which may be permitted after the Closing Date in accordance with the terms of this Agreement, as this Agreement may be subsequently amended and (z) any other unsecured Indebtedness not permitted pursuant to Section 7.04; provided that despite any determination of "Borrowing Base" which includes any Indebtedness under clause (iv)(z) above, nothing in this definition shall be deemed to permit any Indebtedness not expressly permitted under this Agreement or to constitute a waiver or cure of any Default or Event of Default that arises as a result of the incurrence of Indebtedness that is not permitted under this Agreement."

(c)           The existing definition of "Letter of Credit Sublimit" in Section 1.02 is amended by deleting "$100,000,000" from the first line and inserting "$51,000,000" in lieu thereof.

(d)           The following definitions are added to Section 1.02 in the appropriate alphabetical locations therein:

" 'Cash Collateral Account' means account #1235840848 established at Bank of America, which shall be subject to a Lien in favor of the Collateral Agent for the benefit of the Credit Secured Parties.

" 'Daimler Equipment Facility' means the $200,000,000 Daimler Truck Financial credit facility, as in effect on the date hereof or as amended from time to time in accordance with this Agreement.

" 'Daimler Collateral' means any Certificate-of-Title Collateral which secures the Daimler Equipment Facility.

" 'Daimler Loan Documents' means any and all documents, instruments or agreements evidencing or relating to the Daimler Equipment Facility.

" 'Second Amendment Effective Date' means June 30, 2008.

" 'Taylor Martin Appraisal' means the Summary Appraisal Report for Certain Assets of Covenant Transportation Group, Inc. dated as of June 3, 2008, prepared by Taylor & Martin, Inc.

(e)           Section 2.01 is deleted in its entirety and the following is inserted in lieu thereof:

"2.01.  Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a 'Revolving Loan') to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the lesser of (x) the Aggregate Commitments, or (y) the Borrowing Base, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (iii) the aggregate Outstanding Amount of the Revolving Loans of all Lenders shall not exceed $30,000,000.  Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein."

(f)           Section 7.03(h) is deleted in its entirety and the following inserted in lieu thereof:

"(h)           Liens securing financing permitted by Section 7.04(j) or Liens securing the Daimler Equipment Financing; and"

(g)           Section 7.04(k) is amended by inserting the phrase "or the Daimler Equipment Facility" after "Permitted Receivables Securitization".

(h)           Section 7.19(a) is deleted in its entirety and the following is inserted in lieu thereof:

"(a)           Amend, modify or change in any manner any term or condition of any Indebtedness described in Section 7.04(a), (d), (f), (g), (h), (i), (j), or (l), other than as permitted by Section 7.04(l), or any Subordination Agreement, the Receivables Purchase Agreement or any other document governing or evidencing a Permitted Receivables Securitization (except where the purpose of such amendment, modification or change is to add additional originators to the Permitted Receivables Securitization or to permit annual renewals of the Permitted Receivables Securitization), or any Daimler Loan Document, or any document governing or evidencing Synthetic Lease Obligations, so that the terms and conditions thereof are any less favorable to the Administrative Agent and the Lenders than the terms thereof as of the Closing Date or as thereafter initially entered into in compliance with the terms of this Agreement, or deprive the Borrower or any Guarantor or other Subsidiary of the Parent as a party to any Licensing Agreement or Servicing Agreement of any license or right granted thereunder necessary or conducive to the operation of its trucking business; and"

(i)           Section 8.01(e) is deleted in its entirety and the following is inserted in lieu thereof:

"(e)           Defaults Under Other Agreements.  If there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to (A) the Permitted Receivables Securitization, (B) the Synthetic Lease Obligations, (C) the Daimler Equipment Facility, or (D) any other Indebtedness (other than the Loans and other Obligations) of the Borrower, the Parent or any Subsidiary of either in an amount or Rate Hedge Value, as applicable, not less than $2,500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in (A) the Receivables Purchase Agreement, (B) any document governing or evidencing the Synthetic Lease Obligations, (C) the Daimler Equipment Facility, or (D) any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower, the Parent or any Subsidiary of the Parent, or (iii) with respect to any such Rate Hedging Obligation, any termination event shall occur as to which the Borrower, the Parent or any Subsidiary of the Parent is the "affected party" under the agreement or instrument governing such Rate Hedging Obligation, or (iv) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower, the Parent or any Subsidiary of either, and such default or event of default or termination shall continue for more than the period of grace, if any, therein specified, or such default or event of default or termination event shall permit the holder of or counterparty to any such Indebtedness (or any agent or trustee acting on behalf of one or more holders or counterparties) to accelerate the maturity of any such Indebtedness or terminate any agreement or instrument governing any such Rate Hedging Obligation; or"

(j)           Section 9.10 is deleted in its entirety and the following is inserted in lieu thereof:

"9.10  Collateral and Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

"(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.03(f), (g), (h) or (i);

(c)           to release any Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(d)           on or after the date on which a Compliance Certificate is delivered by the Borrower pursuant to Section 6.01(a)(ii) or 6.01(b)(ii) which evidences that the Consolidated Leverage Ratio for the corresponding fiscal quarter is, and for the immediately two preceding fiscal quarters was, less than or equal to 2.00 to 1.00, to release the Liens on the Certificate-of-Title Collateral granted to or held by the Administrative Agent under the Loan Documents; and

(e)           to release any Lien on any Certificate-of-Title Collateral granted to or held by the Administrative Agent under the Loan Documents, provided that such Certificate-of-Title Collateral has been or will be pledged to secure the Daimler Equipment Facility.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10."

(k)           A new Section 4A.06 is hereby added immediately following Section 4A.05:

"4A.06  Cash Collateral Account.  As additional security for the full and timely payment and performance of all Obligations, the Borrower shall pledge and deposit with the Collateral Agent the Cash Collateral Account with a balance on the Second Amendment Effective Date of no less than $50,500,000.  The Borrower hereby grants to the Collateral Agent, for the benefit of the Credit Secured Parties, a security interest in the Cash Collateral Account and all proceeds thereof.  The Cash Collateral Account shall be maintained with the Collateral Agent until the Facility Termination Date."

(l)           Section 2.03(g) is hereby deleted in its entirety.

(m)           Section 7.03 is hereby amended by adding the following new clause (j) immediately following 7.03(i):

" (j)           The following judgment Liens on the real estate owned by Southern Refrigerated Transport, Inc., located at 8055 Highway 67 North in Texarkana, Arkansas 71854 (Tract No. IV):

1.    Judgment lien resulting from a judgment entered June 27, 1994 by the 102nd Judicial District Court of Bowie County, Texas in cause number D-102-CV-91-1367, styled Leonard Lear vs. Ricky Ray and Pauline Ray, and registered as a foreign judgment in the Chancery Court of Miller County, Arkansas on April 19, 2000, as cause numbered E-2000-207-2.
2.    Judgment lien resulting from a judgment entered November 20, 2000, by the Circuit Court of Miller County, Arkansas, Civil Division, in cause numbered CIV-00-187-1, styled Cajun Machine & Welding, Inc. vs. Ricky Ray, individually and d/b/a A-1 Septic Tank Service, and recorded in Law Book JJ, Page 702, and in Judgment Book M, Page 96, Records of Miller County, Arkansas.
3.    Judgment lien resulting from a judgment entered July 13, 2000, by the District Court of Tulsa County, State of Oklahoma in cause numbered CS-99-4364, styled RDB Sales Co. Inc. vs. Ricky Ray d/b/a A-1 Septic, and registered as a foreign judgment in the Circuit Court of Miller County, Arkansas on April 4, 2001, as cause numbered CIV-2001-81-1 and recorded in Judgment Book M, Page 99, Records of Miller County, Arkansas.
4.    Judgment lien resulting from a judgment entered March 2, 2004, by the County Court at Law #2 of Gregg County, Texas in cause numbered 2003-2934-CCL2, styled David Lebay, Plaintiff vs. Ricky Ray, Defendant, and registered as a foreign judgment in the Circuit Court of Miller County, Arkansas on March 23, 2004 and recorded in Judgment Book N, Page 243, Records of Miller County, Arkansas."

(n)           Schedule 2.01 to the Credit Agreement is deleted in its entirety and Schedule 2.01 attached hereto as Annex I is inserted in lieu thereof.

2.           Consents.  Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders signatory hereto hereby consent to:

(a)           the Daimler Financing, as contemplated by the Daimler Loan Documents;

(b)           the release of Liens on any Collateral that will secure the Daimler Financing (the "Daimler Collateral"); and

(c)           for the period beginning on the date hereof and ending on August 29, 2008 (the "Consent Period"), the Leverage Non-Compliance.

3.           Waivers to Credit Agreement.  Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders signatory hereto hereby:

(a)           waive the three Business Days notice of prepayment of Eurodollar Rate Loans required under Section 2.05(a) of the Credit Agreement;

(b)           waive the five Business Days notice to permanently reduce the Aggregate Commitments required under Section 2.06 of the Credit Agreement;

(c)           for the period beginning on the date hereof and ending on August 29, 2008, waive any Default or Event of Default that occurs as a result of a failure to meet the financial covenant test set forth in Section 7.01(b);

(d)           Waive any Default or Event of Default that may have occurred prior to the date hereof as a result of the Borrower and/or the Parent failing to comply with the provisions of Section 6.20 as they relate to the formation of CTGL; provided, however, that the Borrower and/or Parent shall comply, or cause CTGL to comply with, the provisions of Section 6.20 on or before July 31, 2008; and

(e)           Waive any Default or Event of Default that may have occurred prior to the date hereof as a result of the Borrower and/or the Parent failing to comply with the provisions of Section 7.12 as they relate to the dissolution of Covenant.com, Inc., formerly a Nevada corporation, CIP, Inc., formerly a Nevada corporation, and Harold Ives Trucking Co., Inc., formerly an Arkansas corporation; provided, however, that the Borrower shall provide satisfactory evidence of the dissolution of said companies to the Administrative Agent on or before July 18, 2008.

4.           Conditions Precedent.  This Amendment and the amendments to the Credit Agreement provided in Paragraph 1 shall be effective on the Second Amendment Effective Date upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)           a counterpart of this Amendment, duly executed by the Parent, the Borrower, the Administrative Agent, each Subsidiary Guarantor, and each of the Lenders; and

(ii)           certified copies of the Daimler Loan Documents as in effect on the date hereof.

(b)           The Borrower shall have established the Cash Collateral Account with the Collateral Agent.

(c)           The Borrower shall have paid to the Administrative Agent on behalf of each Lender an amendment fee in an amount equal to 0.10% of the sum of each such Lender's Commitment outstanding on the day immediately prior to the Second Amendment Effective Date.

(d)           The Borrower shall have paid in full all outstanding Revolving Loans and Swingline Loans, including interest accrued thereon.  Borrower agrees to pay each Lender any amounts due and payable under Section 3.05 of the Loan Agreement relating to Eurodollar Loans being prepaid within five (5) Business Days of demand therefor.

(e)           All fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) accrued to date shall have been paid in full to the extent invoiced prior to or on the Second Amendment Effective Date, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

5.           Consent of the Guarantors.

(a)           The Parent.  The Parent has joined in the execution of this Amendment for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Parent Guaranty to which  it is a party, and its obligations under each other Loan Document to which it is a party.  The Parent hereby consents, acknowledges and agrees to the amendments to the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Parent Guaranty and each other Loan Document to which it is a party and the enforceability of such Parent Guaranty and each such other Loan Document against the Parent in accordance with its terms.

(b)           Subsidiary Guarantors. Each of the Subsidiary Guarantors has joined in the execution of this Amendment for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Subsidiary Guaranty to which such Subsidiary Guarantor is party, as applicable, and its obligations under each other Loan Document to which it is a party.  Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments to the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Subsidiary Guaranty and each other Loan Document to which such Subsidiary Guarantor is a party and the enforceability of such Subsidiary Guaranty and each such other Loan Document against such Subsidiary Guarantor in accordance with its terms.

6.           Representations and Warranties.  In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Parent and the Borrower represent and warrant to the Administrative Agent and such Lenders as follows:

(a)           The representations and warranties made by the Parent and the Borrower in Article V of the Credit Agreement (after giving effect to this Amendment) and by each Loan Party in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)           Since the date of the most recent financial reports of the Parent delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)           The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required (as of the date hereof and after giving effect to this Amendment) to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including, without limitation, all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date as a result of any merger, acquisition or other reorganization;

(d)           This Amendment has been duly authorized, executed and delivered by the Parent, the Borrower and the Subsidiary Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

(e)           No Default or Event of Default, other than those addressed herein, has occurred and is continuing immediately prior to the effectiveness of this Amendment and no Default or Event of Default is continuing immediately after the effectiveness of this Amendment.

7.           Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.  No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no party hereto has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 10.01 of the Credit Agreement.

8.           Full Force and Effect of Amendment.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as a manually executed counterpart of this Amendment.

10.           Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the state of Tennessee.

11.           Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12.           References.  All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

13.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Parent, the Borrower, the Administrative Agent and each of the Subsidiary Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither the Parent, the Borrower nor any Subsidiary Guarantor, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

14.           Expenses.  The Parent and the Borrower agree to pay to the Administrative Agent all reasonable out-of-pocket expenses of the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) incurred or arising in connection with the negotiation and preparation of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:
COVENANT ASSET MANAGEMENT, INC., a Nevada corporation

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Treasurer

PARENT:
COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

SUBSIDIARY GUARANTORS:
COVENANT TRANSPORT, INC.

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Senior Vice President and Treasurer

SOUTHERN REFRIGERATED TRANSPORT, INC.

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Vice President

COVENANT TRANSPORT SOLUTIONS, INC.

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Treasurer

STAR TRANSPORTATION, INC.

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Vice President

CTG LEASING COMPANY

By:	/s/ M. David Hughes
Name:	M. David Hughes
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maurice Washington
Name:	Maurice Washington
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kevin M. Behan
Name:	Kevin M. Behan
Title:	SVP

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

SUNTRUST BANK

By:	/s/ Kap Yarbrough
Name:	Kap Yarbrough
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

NATIONAL CITY BANK

By:	/s/ Kevin L. Anderson
Name:	Kevin L. Anderson
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY

By:	/s/ R. Andrew Beam
Name:	R. Andrew Beam
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Lusk
Name:	Robert T. Lusk
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Kevin M. Behan
Name:	Kevin M. Behan
Title:	SVP

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

REGIONS BANK, SUCCESSOR BY MERGER TO AMSOUTH BANK

By:	/s/ Jay W. Dale
Name:	Jay W. Dale
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

FSGBANK. N.A.

By:	/s/ Lawrence M. Riedey
Name:	Lawrence M. Riedey
Title:	Sr. Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

SOVEREIGN BANK

By:	/s/ William Latham
Name:	William Latham
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement
Signature Page

ANNEX I
to
AMENDMENT NO. 2, CONSENT AND LIMITED WAIVER TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 2.01

COMMITMENTS AND
APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Commitment Percentage

Bank of America, N.A.	$14,175,000.00	17.500000000%

Regions Bank	$13,162,500.00	16.250000000%

SunTrust Bank	$7,886,842.11	9.73684211%

LaSalle Bank National Association	$10,125,000.00	12.500000000%

Branch Banking and Trust Company	$9,112,500.00	11.250000000%

National City Bank	$8,100,000.00	10.000000000%

Sovereign Bank	$8,100,000.00	10.000000000%

FSG Bank, N.A.	$4,263,157.89	5.26315790%

First Tennessee Bank National Association	$6,075,000.00	7.500000000%

Total	$81,000,000.00	100.000000000%

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